EXHIBIT 5.2
The Law Offices of
Vaughan & Vaughan, P.C.
776 MAIN STREET
ROBERT T. VAUGHAN, JR. DANVILLE, VIRGINIA 24541 ROBERT T. VAUGHAN, III
rvaughan@robertvaughan.net Office Ph: (434)792-5005 robert3@robertvaughan.net
Fax: (434)792-4615
www.robertvaughan.net

__________
September 9, 2022

Vector Group Ltd.
4400 Biscayne Boulevard
Miami, Florida 33137

    Re: Vector Group Ltd. Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as Virginia counsel for Vector Tobacco LLC, a Virginia limited liability company (the “Virginia Guarantor”), in connection with a universal shelf registration statement on Form S-3 (the “Registration Statement”) to be filed by Vector Group Ltd., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on September 9, 2022 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company, the other registrants listed on the Registration Statement (the “Guarantors”) or selling securityholders to be identified in one or more prospectus supplements from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, as applicable, of an indeterminate amount of the following securities: (i) shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $1.00 per share, in one or more series (the “Preferred Stock”); (iii) senior or subordinated debt securities of the Company, in one or more series (the “Debt Securities”), to be issued pursuant to an indenture to be entered into between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), in the form attached as Exhibit 4.7 to the Registration Statement (the “Base Indenture”), and one or more supplements or officer’s certificates thereto establishing the terms of each series of Debt Securities (the “Supplemental Indenture Documents”); (iv) guarantees of the Debt Securities by one or more of the Guarantors (the “Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (individually or collectively, the “Warrants”) to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (vi) rights to purchase any Securities (defined below) (individually or collectively, the “Rights”) to be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) between the Company and a rights agent to be appointed prior to the issuance of Rights; (vii) purchase contracts of the Company for the purchase and sale of Securities or other property subject to the purchase contracts, or any combination thereof (individually or collectively, the “Purchase Contracts”); and (viii) units consisting of two or more series of Common Stock, Preferred Stock, Debt Securities,

Vector Group Ltd.
September 9, 2022

Warrants, Rights and/or Purchase Contracts (the “Units”) to be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent to be appointed prior to the issuance of Units. The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Rights, Purchase Contracts and Units are collectively referred to herein as the “Securities” and the Base Indenture, Supplemental Indenture Documents, Warrant Agreements, Rights Agreements and Unit Agreements are collectively referred to herein as the “Agreements”. If Debt Securities are offered in connection with the Registration Statement, the Virginia Guarantor may be required to guarantee such Debt Securities.
For purposes of rendering this opinion, I have examined the following documents:

(a) The Registration Statement;

(b) The articles of organization and Limited Liability Company Agreement of the Virginia Guarantor (the “Organizational Documents of the Virginia Guarantor”);

(c) Resolutions of the Virginia Guarantor as set forth in an Action by Unanimous Written Consent of the member of the Virginia Guarantor; and

(d) A Certificate of Fact for the Virginia Guarantor issued by the Virginia State Corporation Commission on September 9, 2022.

In rendering these opinions, I have assumed, with your express permission and without any verification or investigation, each of the following.

1. Each of the parties other than the Virginia Guarantor will have the full right, power and authority to execute, deliver and perform all of its obligations under the Agreements and other documents required or permitted to be executed, delivered and performed thereunder and will take all necessary action to enter into, and duly execute and deliver, each such document.

2. All natural persons that will execute the Agreements will be legally competent to do so; all signatures on the documents are genuine; all documents submitted to me as copies are true copies of the authentic original documents; and all public records reviewed are complete and accurate.

3. I have assumed that no intervening amendments or terminations, release or other intervening record has been filed in respect to the filings relevant to the Virginia Guarantor subsequent to September 9, 2022 and prior to the date of this opinion.

Based on the foregoing, I am of the opinion that:

1. The Virginia Guarantor is duly organized and validly existing as a limited liability company under the laws of the Commonwealth of Virginia. Based upon a Certificate of Fact issued by the Virginia State Corporation Commission on September 9, 2022, the Virginia Guarantor is in good standing under the laws of the Commonwealth of Virginia, and to my knowledge, is in good standing as a foreign corporation under the laws of each other jurisdiction in which it owns or leases property or conducts any business and which requires such qualification.

2. Under the law of the Commonwealth of Virginia, the execution and performance of Guarantees, from time to time, has been duly authorized by all necessary corporate action on the part of

Vector Group Ltd.
September 9, 2022

the Virginia Guarantor in accordance with the laws of Virginia and the Organizational Documents of the Virginia Guarantor, provided resolutions are adopted from time to time properly authorizing and approving the execution, delivery and performance of the Guarantees from time to time.

I am admitted to practice only in the Commonwealth of Virginia and I express no opinion as to matters under or involving the laws of any jurisdiction other than the Commonwealth of Virginia. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Securities. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Validity of Securities” in the prospectus constituting part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion letter may not be relied upon by any other party or for any other purpose other than the provisions herein stated.

Very truly yours,
The Law Offices of Vaughan & Vaughan, P.C.

/s/ Robert T. Vaughan, Jr.
                            Robert T. Vaughan, Jr.